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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of Weeks Corporation and Weeks Realty, L.P. of our report dated January 30, 1998 relating to the statement of revenues and certain expenses of Beacon Centre Acquisition Property for the year ended December 31, 1996 appearing in the Report on Form 8-K/A of Weeks Corporation and Weeks
Realty, L.P. dated January 9, 1998 and to the reference to us under the heading "Experts" in the related Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
April 22, 1998